UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) May 29, 2019

ADDVANTAGE TECHNOLOGIES GROUP, INC.
(Exact name of Registrant as specified in its Charter)

Oklahoma
(State or other Jurisdiction of Incorporation)

1-10799	73-1351610
(Commission file Number)	(IRS Employer Identification No.)

1221 E. Houston, Broken Arrow Oklahoma	74012
(Address of Principal Executive Offices)	(Zip Code)

(918) 251-9121
(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General InstructionA.2. below):

□	Written Communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On May 29, 2019, ADDvantage Technologies Group, Inc. (the "Company") held a special meeting of shareholders (the “Special Meeting”), at which the Company’s shareholders approved the two proposals described below. The final voting results with respect to each proposal voted upon at the Special Meeting are set forth below.

Proposal 1

To approve the Stock Purchase Agreement, dated as of December 26, 2018, as amended as of March 15, 2019, by and among the Company and Leveling 8 Inc., pursuant to which Leveling 8 will acquire all of the outstanding shares and limited liability company membership interests, as applicable, of Tulsat, LLC, NCS Industries, Inc., Addvantage Technologies Group of Missouri, Inc., Addvantage Technologies Group of Texas, Inc., and Tulsat-Atlanta, L.L.C., collectively comprising the cable business segment of the Company.

For	Against	Abstentions	Broker Non-Votes
7,818,653	83,269	5,065	‒

Proposal 2

To authorize the Board of Directors to postpone or adjourn the Special Meeting for up to 10 business days to solicit additional proxies for the purpose of obtaining stockholder approval of Proposal No. 1 or to allow reasonable additional time for the filing and/or mailing of any supplemental or amended disclosure which the Board has determined is necessary under applicable law and for such supplemental or amended disclosure to be disseminated and reviewed by the stockholders prior to the Special Meeting.

For	Against	Abstentions	Broker Non-Votes
7,795,380	106,202	5,405	‒

Item 7.01                                           Regulation FD Disclosure.

On May 30, 2019, the Company issued a press release announcing that its shareholders had authorized the Cable TV segment sale at the Special Meeting of the shareholders on May 29, 2019.  A copy of the press release is furnished as Exhibit 99.1 to this Current Report and is incorporated by reference herein.

Item 9.01.                                        Financial Statements and Exhibits.

(d) Exhibits

The following exhibit is furnished herewith:

Exhibit 99.1	Press Release dated May 30, 2019 issued by the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADDvantage Technologies Group, Inc.
Date: May 30, 2019
By: /s/ Scott Francis
Scott Francis
Vice-President & Chief Accounting Officer

Exhibit Index

Exhibit Number	Description
99.1	Press Release dated May 30, 2019 issued by the Company.